As filed with the Securities and Exchange Commission on March 14, 2001
                                                  Registration No. 333-_________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                         PEREGRINE PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                                                  95-3698422
---------------------------                                   ------------------
(State or other jurisdiction                                  (I.R.S. Employer
of incorporation or organization)                            Identification No.)


14272 Franklin Avenue, Suite 100, Tustin, California              92780-7017
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                           (Zip Code)

                            1996 Stock Incentive Plan
                            -------------------------
                            (Full title of the plan)


   Paul J. Lytle, Vice President, Finance and Accounting, Corporate Secretary
                         Peregrine Pharmaceuticals, Inc

         14272 Franklin Avenue, Suite 100, Tustin, California 92780-7017
         ---------------------------------------------------------------
                     (Name and address of agent for service)

                                 (714) 508-6000
                                 --------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
======================== ==================== ==================== ========================== ======================
                                               Proposed maximum
                                              offering price per       Proposed maximum
Title of securities to      Amount to be            unit(3)           aggregate offering            Amount of
     be registered        registered(1)(2)                                 price(3)             registration fee
------------------------ -------------------- -------------------- -------------------------- ----------------------
     Common stock,        6,000,000 shares          $1.3745               $8,247,000                $2,061.75
    $.001 par value
======================== ==================== ==================== ========================== ======================

(1) This registration statement registers an additional 6,000,000 shares of the same class as other securities for which a registration statement filed on this form relating to the same employee benefit plan is effective. Of the 6,000,000 shares of common stock being registered, 5,544,831 shares relate to currently granted and outstanding options to purchase common stock pursuant to the Plan. We previously registered 4,000,000 shares of common stock on December 9, 1996 (Registration No. 333-17513), pursuant to the Peregrine Pharmaceuticals, Inc. 1996 Stock Incentive Plan, and therefore, we will have an aggregate of 10,000,000 shares registered pursuant to the Peregrine Pharmaceuticals, Inc. 1996 Stock Incentive Plan upon the effectiveness of this registration statement.
(2) This registration statement also relates to such indeterminate number of additional shares as may be issuable pursuant to the anti-dilution provisions of the Peregrine Pharmaceuticals, Inc. 1996 Stock Incentive Plan.
(3) Pursuant to Rule 457(c) and (h), the proposed offering price and registration fee have been calculated on the basis of the average of the bid and asked prices for the common stock on the Nasdaq SmallCap Market on March 12, 2001.

                                EXPLANATORY NOTE


         Pursuant to General Instruction E of Form S-8, this Registration Statement registers additional securities of the same class as other securities for which a registration statement filed on this form relating to the same employee benefit plan is effective. Consequently, pursuant to General Instruction E to Form S-8, this Registration Statement incorporates by reference, the Registration Statement on Form S-8 (Registration Statement No. 333-17513), including all attachments and exhibits thereto, which was filed for Peregrine Pharmaceuticals, Inc.'s 1996 Stock Incentive Plan (the "Plan") with the Securities and Exchange Commission on December 9, 1996. Effective October 25, 2000, the Registrant changed its name from Techniclone Corporation to Peregrine Pharmaceuticals, Inc.

Item 8:  Exhibits

Exhibit No.              Description

5.1                      Opinion of Counsel
23.1                     Consent of Jeffers, Shaff & Falk, LLP (contained in
                              Exhibit 5.1)
23.2                     Consent of Ernst & Young LLP, independent auditors
23.3                     Consent of Deloitte & Touche LLP, independent auditors

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tustin, and State of California on March 12, 2001.

PEREGRINE PHARMACEUTICALS, INC.



/s/ EDWARD J. LEGERE                Director and Interim President         March 12, 2001
---------------------------         and Chief Executive Officer
Edward J. Legere




/s/ PAUL J. LYTLE                   Vice President of Finance and          March 12, 2001
---------------------------         Accounting (Principal Financial
Paul J. Lytle                       And Principal Accounting
                                    Officer)



/s/ CARLTON M. JOHNSON              Director                               March 12, 2001
---------------------------
Carlton M. Johnson



/s/ ERIC S. SWARTZ                  Director                               March 12, 2001
---------------------------
Eric S. Swartz



/s/ CLIVE R. TAYLOR                 Director                               March 12, 2001
---------------------------
Clive R. Taylor, M.D., Ph.D.